Exhibit 99.1

The South Financial Group Announces Third Quarter 2005 Earnings

Highlights includelinked-quarter annualized double-digit customer deposit, loan, and operating noninterest income growth; improved credit quality; and positive balance sheet trends.

          GREENVILLE, S.C., Oct. 20 /PRNewswire-FirstCall/ -- The South Financial Group, Inc. (Nasdaq: TSFG) today reported third quarter 2005 net income of $23.0 million, or $0.30 per diluted share, compared with $40.4 million, or $0.54 per diluted share, for the second quarter of 2005 and $40.4 million, or $0.57 per diluted share, for the third quarter of 2004.  Prior periods reflect changes in the accounting treatment of certain derivatives. The related changes in the fair value of these derivatives are nonrecurring, non-cash items and have no impact on operating earnings.

          Operating earnings for the third quarter of 2005 totaled $34.5 million, or $0.46 per diluted share, compared with $33.2 million, or $0.45 per diluted share, for the second quarter of 2005 and $34.9 million, or $0.50 per diluted share, for the third quarter of 2004.  A reconciliation of net income to operating earnings is provided in the financial highlights.

          “Given the current challenging interest rate environment and its impact on 2005 net interest income, I am pleased with the actions we’ve taken to improve the risk profile of our balance sheet,” said Mack I. Whittle, Jr., President and Chief Executive Officer of The South Financial Group.  “In order to improve our balance sheet mix, we’ve been implementing a plan to reduce investment securities and wholesale borrowings.  And despite the effect of the related reduction in net interest income, total operating revenue increased 16% annualized over the prior quarter. This reflects the progress we’ve made in our fee-based businesses and our continuing strong loan growth.”

          Whittle continued, “Loans and customer deposits once again grew at double-digit annualized rates.  This strong growth meant that the earning asset level on our balance sheet remained basically unchanged, even as we reduced investment securities.  Importantly, we saw excellent improvement in credit quality -- our charge-off and nonperforming asset ratios were at their best levels since 2000.  Operating noninterest expenses have increased with the growth in fee income, but still faster than we would like.  We are actively evaluating ways to reduce noninterest expenses and bring our operating efficiency ratio back to our 55% target level.”

          Net income for the first nine months of 2005 totaled $87.8 million, or $1.18 per diluted share, compared with $94.8 million, or $1.48 per diluted share, for the same period of 2004.  Operating earnings for the first nine months of 2005 totaled $101.0 million, or $1.36 per diluted share, compared with $92.5 million, or $1.44 per diluted share, in 2004.

          Accounting Treatment of Derivatives

          Since 2001, TSFG has entered into various interest rate swaps to hedge certain of its brokered certificates of deposits (“CD swaps”) and believes these CD swaps have been effective as economic hedges.  Management recently determined that the method of documenting the effectiveness of these hedges did not meet the technical requirements necessary to qualify for the hedge accounting method that TSFG used during those periods.  As a result, TSFG has changed its documentation of effectiveness to receive hedge accounting treatment for these CD swaps in future periods.  Accordingly, the future net income and operating earnings impact of these CD swaps is expected to be minimal.

          In connection with the change in accounting treatment, TSFG has restated the first two quarters of 2005 and all periods for 2004, 2003, and 2002, which resulted in a cumulative non-operating/non-cash reduction to net income of $4.9 million ($8.0 million pre-tax) for prior periods. Additionally, TSFG recorded a non-operating/non-cash reduction to net income of $9.8 million ($14.0 million pre-tax) in the third quarter of 2005.  TSFG consulted with KPMG in making its determination to restate prior periods.  Appendix A of the Financial Highlights provides a summary of the financial results as restated and certain operating ratios that changed due to the reclassification of the net cash settlement of CD swap derivatives (“reclassification of CD swaps”) from net interest income to operating noninterest income.

          Revenue

          Total revenue, defined as net interest income plus noninterest income, was $122.7 million in the third quarter of 2005, compared with $149.3 million in the second quarter of 2005.  Third quarter 2005 total operating revenue (tax-equivalent net interest income plus operating noninterest income) increased 16.0%, on a linked-quarter annualized basis, to $139.2 million from  $133.8 million for the second quarter 2005. Operating revenue excludes the nonrecurring $14.0 million loss from the decline in the fair value of CD swaps for the third quarter of 2005 and a gain of $17.8 million for the second quarter of 2005.

          Increases in operating noninterest income drove total operating revenue growth.  Excluding the reclassification for CD swaps, third quarter 2005 tax-equivalent net interest income of $108.1 million was basically unchanged from $108.3 million for the second quarter of 2005.  The level of average earning assets was also relatively unchanged, as the growth in loans was offset by a reduction in investment securities.  Operating noninterest income, excluding the reclassification of CD swaps, increased $5.6 million to $31.1 million for the third quarter of 2005 from $25.5 million for the second quarter of 2005.    TSFG benefited from strong double-digit annualized growth in customer fee income, wealth management income, and merchant processing income.

          Excluding the reclassification for CD swaps, operating noninterest income totaled 22.3% as a percentage of total operating revenue, up from 19.1% for the prior quarter.  TSFG continues to make significant investments in its wealth management, mortgage, and treasury services businesses.  These actions include adding experienced management for each of these areas, increasing the sales force, introducing new products, and acquiring insurance and wealth management operations.  In addition, TSFG continues to identify and implement initiatives to improve customer fee income by increasing core transaction accounts and improving collection techniques.

          Balance Sheet Trends

          TSFG continues to focus on improving its relative level of customer assets and liabilities in an effort to create a stronger net interest margin and protect capital levels in the current interest rate environment.  Over the last year, TSFG’s net interest margin compression resulted primarily from the rapidly rising cost of wholesale borrowings as compared to the relatively fixed return of investment securities.  In the second quarter of 2005, TSFG announced a plan to reduce its level of investment securities through the sale and maturity of securities. The associated proceeds are being used to reduce wholesale borrowing levels and fund loan growth.  The investment securities portfolio declined from $4.8 billion at the end of the first quarter of 2005 to $4.0 billion at the end of the third quarter, or a reduction of 16.6%.  While this action has reduced TSFG’s operating revenue and earnings per share in the short-term, it is expected also to reduce margin compression and lead to more predictable longer-term earnings.

          TSFG made significant progress in improving its earning asset mix during the third quarter of 2005.  Strong growth in third quarter average loan balances of $431.9 million essentially offset the decline in investment security balances, allowing the total earning asset level to remain essentially constant.  This positive mix shift contributed to the improvement in earning asset yield from 5.55% in the second quarter to 5.79% in the third quarter.  Strong organic loan growth (loans held for investment, excluding acquired loans) remains a key strength of TSFG.  In the third quarter of 2005, period-end organic loan growth totaled 14.5% linked-quarter annualized, which was in line with 14.4% annualized growth for the first nine months of 2005.  TSFG has achieved double-digit organic loan growth in seven of the last eight quarters.  These actions have allowed the securities-to-total assets ratio to improve to 27.0% at September 30, 2005 from 29.1% and 32.9% at June 30, 2005 and March 31, 2005, respectively.

          Equally important to TSFG’s asset mix initiatives is its focus on lowering its reliance on wholesale borrowings.  In the first half of the year, TSFG implemented several programs that have generated strong customer deposit growth.  For the first nine months of 2005, customer deposit growth exceeded loan growth by $131 million.  This customer deposit growth, combined with the lower levels of investment securities, led to lower wholesale borrowing levels.  The wholesale borrowings-to-total asset ratio (which includes brokered CDs in wholesale borrowings) substantially improved to 36.7% at September 30, 2005 from 38.2% and 43.0% at June 30, 2005 and March 31, 2005, respectively.

          Organic growth in customer deposits continued at double-digit levels, on an annualized linked-quarter basis, for the third consecutive quarter.  Annualized organic customer deposit growth (based on period-end balances) totaled 13.3% on a linked-quarter basis for the third quarter of 2005 and 20.5% for the first nine months of 2005.  TSFG experienced strong double-digit growth in two of its lower-cost customer deposit categories.  For the third quarter of 2005, organic noninterest-bearing deposits and interest checking grew at annualized linked-quarter rates of 11.2% and 37.1%, respectively.  Certificates of deposit remained the fastest-growing category, reflecting a greater demand for these products.  TSFG attributes its success in generating customer deposits to increased management focus, maturation of its banking markets, progress in improving retention, introduction of new products, and effective deposit campaigns.

          Net Interest Margin

          The net interest margin for the third quarter of 2005 totaled 3.11%, compared with 3.12% for the second quarter of 2005.  Excluding the reclassification for CD swaps, the net interest margin for the third quarter of 2005 declined four basis points to 3.19% from 3.23% for the second quarter of 2005.  Improvements in the mix of earning assets and funding sources, which should enhance margin stability over time, were offset by continued pressure from the rise of short-term interest rates and with the concurrent flattening of the yield curve.  The core banking spread on TSFG’s customer assets and liabilities continued to increase.  In the third quarter of 2005, the loan yield increased 29 basis points, while the total cost of customer deposits (total deposits minus brokered CDs) increased only 26 basis points.  However, interest rate spreads for investment securities relative to wholesale borrowing costs continued to narrow. In the third quarter of 2005, the investment security yield declined eight basis points from the prior quarter, while wholesale borrowing costs (including brokered CDs), excluding the reclassification for CD swaps, increased 42 basis points.

          Credit Quality

          The net loan charge-off and nonperforming assets ratios improved in the third quarter to their best levels since 2000.  Third quarter 2005 net loan charge-offs were an annualized 0.31% of average loans, slightly lower than the previous quarter’s 0.32% and an improvement from 0.51% in the third quarter of 2004. Additionally, nonperforming assets declined $9.5 million, or 17.3%, from the previous quarter-end level.  As a percent of loans held for investment and foreclosed property, nonperforming assets improved to 0.49% at September 30, 2005 from 0.61% last quarter-end and 0.83% a year earlier.

          The third quarter 2005 provision for loan losses exceeded net loan charge-offs by $1.8 million.  The allowance for loan losses at September 30, 2005 was 1.16% of loans held for investment, down from 1.18% the previous quarter-end, and 1.21% in the third quarter of 2004.  The decline in the allowance as a percentage of loans reflects TSFG’s continued improvement in various credit factors, the relatively low levels of net loan charge-offs and nonperforming loans, and improved coverage ratios.  Third quarter 2005 allowance coverage of nonperforming loans increased to 3.19 times, compared with 2.49 times a quarter earlier and 1.67 times a year earlier.

          Efficiency

          Noninterest expenses for the third quarter of 2005 totaled $81.0 million, up from $79.5 million for second quarter 2005.  Third quarter 2005 noninterest expenses included $981,000 in merger-related costs and a $462,000 loss on early extinguishment of debt.  Second quarter 2005 noninterest expenses included $2.2 million in merger-related costs and a $3.0 million loss on early extinguishment of debt.  Excluding these and other non-operating items, operating noninterest expenses increased $6.2 million to $79.4 million for the third quarter of 2005 from $73.2 million for the second quarter of 2005.

          Higher operating noninterest expenses for the third quarter of 2005 primarily resulted from increased personnel expense, professional fees, and occupancy.  These expenses include the full quarter impact of second quarter acquisitions, incentives related to fee-based businesses, and incentive compensation accruals. During the third quarter, TSFG rolled out a profitability enhancement project, which includes a broad-based assessment of operations and business practices, designed to reduce noninterest expenses.

          TSFG’s GAAP efficiency ratio totaled 66.0% for the third quarter of 2005, as compared with 53.3% in the second quarter of 2005 and 50.9% in the third quarter of 2004.  TSFG’s operating efficiency ratio totaled 57.1%, up from 54.7% for the second quarter of 2005 and 51.5% for the third quarter of 2004.  The increase in TSFG’s operating efficiency ratio resulted primarily from TSFG’s planned reduction of investment securities, net interest margin compression, and higher operating noninterest expenses.  TSFG’s goal is to maintain an operating efficiency ratio below 55%.

          Capital

          Tangible shareholders’ equity at September 30, 2005 totaled $814.4 million, or $10.92 per share, representing 5.72% of tangible assets.  This compares with $824.0 million, or $11.08 per share, representing 5.81% of tangible assets at June 30, 2005. Tangible equity per share decreased 5.7% linked-quarter annualized during this period, primarily due to changes in the fair value of certain derivatives and an increase in the after-tax unrealized loss on available for sale securities to $55.3 million at September 30, 2005 from $27.0 million at June 30, 2005.  Excluding the impact of the unrealized loss on available for sale securities, TSFG’s tangible equity to tangible assets ratio improved to 6.07% at September 30, 2005 from 5.98% at June 30, 2005.

          Hummers Announces December 2006 Retirement; Schools Appointed CFO

          TSFG also announced that William S. Hummers III will retire in December 2006.  With this announcement, Hummers will transition to Chief Risk and Administrative Officer.  Timothy K. Schools, currently Executive Vice President of Corporate Development, will succeed him as Chief Financial Officer.  Hummers joined The South Financial Group in 1988, when TSFG was a

2 location community bank with approximately $100 million in assets.  Hummers has led TSFG every step of the way as it has grown to be a multi-state super-community bank that is one of the top 50 U.S. commercial banks in asset size.

          Whittle commented, “We would not have achieved what we have without Bill’s expertise and leadership.  I am grateful for his hard work and steadfast support through these many years.  Since joining TSFG last year, Tim has brought tremendous energy and valuable experience from his roles at National Commerce and SouthTrust.  We’re excited to have him in this lead position.”

          Expansion

          During the third quarter of 2005, TSFG opened four de novo branches, two in South Carolina and two in Florida, to expand its existing market presence.  During the first nine months of 2005, TSFG has opened seven de novo branches - three in South Carolina, three in Florida, and one in North Carolina.

          Conference Call / Webcast Information

          The South Financial Group will host a conference call on Friday, October 21 at 10:00 a.m. (ET) to discuss the third quarter 2005 results.  Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation.  TSFG will also provide supplemental financial information in the Investor Relations section of its website under the financial information button.  To participate in the conference call or webcast, please follow the instructions listed below.

          Conference Call:  Please call 1-888-405-5393 or 1-517-645-6236 using the access code “The South.”  A 7-day rebroadcast of the call will be available via 1-866-443-4139 or 1-203-369-1110.

          Webcast:  To gain access to the webcast, which will be “listen-only,” please go to www.thesouthgroup.com under the Investor Relations tab and click on the link “Webcast/The South Financial Group 3rd Quarter Earnings Conference Call.”  For those unable to participate during the live webcast, it will be archived on The South Financial Group website until November 4, 2005.

          General Information

          The South Financial Group is a financial services company, headquartered in Greenville, South Carolina with approximately $14.9 billion in total assets and 171 branch offices in Florida, North Carolina, and South Carolina.  TSFG focuses on fast-growing banking markets in the Southeast and concentrates its growth in metropolitan statistical areas.  TSFG operates two subsidiary banks.  Carolina First Bank, the largest South Carolina-based commercial bank, operates in North Carolina, South Carolina, and on the Internet under the brand name, Bank CaroLine.  Mercantile Bank operates in Florida.  Approximately 40% of TSFG’s total bank deposits as of September 30, 2005 are in Florida.  CIO magazine recognized The South Financial Group among its “Agile 100” companies in information technology for 2004.  The South Financial Group’s common stock trades on the Nasdaq National Market under the symbol TSFG.  Press releases along with additional information may also be found at The South Financial Group’s website: www.thesouthgroup.com.

          Explanation of TSFG’s Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

          This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”).  The attached financial highlights provide reconciliations between GAAP net income, operating earnings (which exclude gains or losses on asset sales, changes in fair value of CD swaps, merger-related costs, early extinguishment of debt, impairment charges, and other non-operating expenses), and certain measures excluding the reclassification for CD swaps.  In addition, TSFG provides data eliminating intangibles and related amortization in order to present data on a “cash operating basis.” The economic substance of non-operating and “cash operating basis” items is clearly defined.

          TSFG’s management uses these non-GAAP measures in its analysis of TSFG’s performance and believes presentations of financial measures on an operating basis provide useful supplemental information, a clearer understanding of TSFG’s financial performance, and better reflect TSFG’s core operating activities.  Management utilizes operating earnings in the calculation of certain of TSFG’s ratios, in particular, to analyze on a consistent basis and over a longer period of time the performance of which it considers to be its core operating activities.  TSFG believes the non-GAAP measures enhance investors’ understanding of TSFG’s business and performance.  These measures are also useful in understanding performance trends and facilitate comparisons with the performance of others in the financial services industry.

          The limitations associated with utilizing operating measures and cash basis information are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.  Management compensates for these limitations by providing detailed reconciliations between GAAP information and operating measures.  These disclosures should not be considered an alternative to GAAP.

          This news release contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that are provided to assist in the understanding of anticipated future financial performance. These statements (as well as other forward-looking statements that may be made by management in the related conference call) include but are not limited to, descriptions of management’s plans, objectives or goals for future operations, and predictions, forecasts or other statements about future operations. They also include such items as return goals, expected financial results for mergers, estimates of merger synergies and merger-related charges, factors that will affect credit quality and the net interest margin, the effectiveness of its hedging strategies, the risks and effects of changes in interest rates, and effects of future economic conditions and market performance. However, such statements necessarily involve risks and uncertainties and there are a number of factors -- many of which are beyond TSFG’s control -- that could cause the actual conditions, events, or results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from TSFG’s actual results, please refer to TSFG’s filings with the Securities and Exchange Commission. The South Financial Group undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Timothy K. Schools, EVP Corporate Development of The South Financial Group, Inc., +1-864-255-8980

THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 9/30/05 vs.

	9/30/05	(Restated) 6/30/05	(Restated) 9/30/04	(Annualized) 6/30/05	9/30/04

TOTAL REVENUE (1)
GAAP	$122,747	$149,297	$137,181	(70.6)%	(10.5)%
Operating (2)	139,153	133,763	124,683	16.0	11.6
EARNINGS
GAAP earnings	$23,001	$40,377	$40,353	(170.7)%	(43.0)%
Operating earnings	34,475	33,211	34,925	15.1	(1.3)
Cash operating earnings	36,111	34,656	36,212	16.7	(0.3)
DILUTED SHARE DATA
Average common shares outstanding	75,414,866	74,421,103	70,342,922	5.3%	7.2%
GAAP earnings	$0.30	$0.54	$0.57	(176.3)	(47.4)
Operating earnings	0.46	0.45	0.50	8.8	(8.0)
Cash operating earnings	0.48	0.47	0.51	8.4	(5.9)
PERFORMANCE RATIOS (Annualized)
RETURN ON AVERAGE ASSETS:
GAAP earnings	0.61%	1.09%	1.22%
Operating earnings	0.92	0.89	1.06
Cash operating earnings on average tangible assets	1.01	0.98	1.14
RETURN ON AVERAGE EQUITY:
GAAP earnings	6.04	11.15	12.52
Operating earnings	9.06	9.17	10.83
Cash operating earnings on average tangible equity	17.52	17.45	19.71
NET INTEREST MARGIN:
Tax equivalent	3.11	3.12	3.14
Excluding reclassification for CD swaps (5)	3.19	3.23	3.36
NONINTEREST INCOME AS A%
OF TOTAL REVENUE(3):
GAAP	15.34	30.88	32.09
Operating (2)	24.17	21.80	24.35
Operating, excluding reclassification for CD swaps (5)	22.33	19.07	19.07
EFFICIENCY RATIOS (4):
GAAP	66.02	53.27	50.92
Operating (2)	57.09	54.74	51.49
Cash operating (2)	55.41	53.14	50.01

(1)	The sum of net interest income and noninterest income.
(2)

Total revenue, noninterest income as a% of total revenue, and the efficiency ratio, on an operating basis, are calculated using tax-equivalent net interest income and exclude non-operating items. The cash operating efficiency ratio also excludes amortization of intangibles.

(3)	Calculated as noninterest income, divided by the sum of net interest income and noninterest income.
(4)	Calculated as noninterest expenses, divided by the sum of net interest income and noninterest income.
(5)	See Appendix A, page 2 for reconciliation. Calculated excluding the net cash settlement of CD swap derivatives.
Supplemental financial information may be found in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

Financial Highlights, 1

THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except share data) (unaudited)

	Nine Months Ended

	9/30/05	(Restated) 9/30/04	%Change

TOTAL REVENUE (1)
GAAP	$386,499	$342,814	12.7%
Operating (2)	401,941	332,350	20.9
EARNINGS
GAAP earnings	$87,760	$94,795	(7.4)%
Operating earnings	100,966	92,503	9.1
Cash operating earnings	105,257	95,421	10.3
DILUTED SHARE DATA
Average common shares outstanding	74,294,427	64,019,889	16.0%
GAAP earnings	$1.18	$1.48	(20.3)
Operating earnings	1.36	1.44	(5.6)
Cash operating earnings	1.42	1.49	(4.7)
PERFORMANCE RATIOS (Annualized)
RETURN ON AVERAGE ASSETS:
GAAP earnings	0.80%	1.08%
Operating earnings	0.92	1.06
Cash operating earnings on average tangible assets	1.00	1.13
RETURN ON AVERAGE EQUITY:
GAAP earnings	8.07	11.61
Operating earnings	9.29	11.33
Cash operating earnings on average tangible equity	17.59	18.98
NET INTEREST MARGIN:
Tax equivalent	3.13	3.08
Excluding reclassification for CD Swaps (5)	3.24	3.32
NONINTEREST INCOME AS A% OF TOTAL REVENUE (3):
GAAP	20.75	29.12
Operating (2)	22.72	25.95
Operating, excluding reclassification for CD swaps (5)	20.00	20.18
EFFICIENCY RATIOS (4):
GAAP	58.75	52.97
Operating (2)	54.65	51.37
Cash operating (2)	53.09	50.10

(1)	The sum of net interest income and noninterest income.
(2)

Total revenue, noninterest income as a% of total revenue, and the efficiency ratio, on an operating basis, are calculated using tax-equivalent net interest income and exclude non-operating items. The cash operating efficiency ratio also excludes amortization of intangibles.

(3)	Calculated as noninterest income, divided by the sum of net interest income and noninterest income.
(4)	Calculated as noninterest expenses, divided by the sum of net interest income and noninterest income.
(5)	See Appendix A, page 2 for reconciliation. Calculated excluding the net cash settlement of CD swap derivatives.
Supplemental financial information may be found in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

Financial Highlights, 2

THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 9/30/05 vs

	9/30/05	(Restated) 6/30/05	(Restated) 9/30/04	(Annualized) 6/30/05	9/30/04

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET INCOME, AS REPORTED (GAAP)	$23,001	$40,377	$40,353	(170.7)%	(43.0)%
Non-operating items:
Change in fair value of CD swap derivatives	14,027	(17,784)	(13,340)
Loss (gain) on sale of available for sale securities	1,032	1,503	(678)
(Gain) loss on equity investments	(254)	(650)	367
Employment contract payments	144	222	174
Merger-related costs	981	2,194	5,487
Impairment from write-down of assets	—	917	—
Loss on early extinguishment of debt	462	2,981	—
Related income taxes	(4,918)	3,451	2,397
Discontinued operations, net of income tax	—	—	165

OPERATING EARNINGS (net income, excluding non-operating items)	34,475	33,211	34,925	15.1	(1.3)
Add: Amortization of intangibles, net of income tax	1,636	1,445	1,287

CASH OPERATING EARNINGS (net income, excluding non-operating items and amortization of intangibles)	$36,111	$34,656	$36,212	16.7	(0.3)

	Nine Months Ended

	9/30/05	(Restated) 9/30/04	% Change

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET INCOME, AS REPORTED (GAAP)	$87,760	$94,795	(7.4)%
Non-operating items:
Change in fair value of CD swap derivatives	11,432	(1,285)
Loss (gain) on sale of available for sale securities	2,301	(6,499)
Gain on equity investments	(2,615)	(3,456)
Gain on disposition of assets and liabilities	—	(2,350)
Employment contract payments	329	115
Merger-related costs	3,480	6,239
Impairment (recovery) from write-down of assets	917	(277)
Charitable contribution to foundation	683	—
Conservation grant of land	—	3,350
Loss on early extinguishment of debt	2,015	1,429
Related income taxes	(5,732)	277
Discontinued operations, net of income tax	396	165

OPERATING EARNINGS (net income, excluding non-operating items)	100,966	92,503	9.1
Add: Amortization of intangibles, net of income tax	4,291	2,918

CASH OPERATING EARNINGS (net income, excluding non-operating items and amortization of intangibles)	$105,257	$95,421	10.3

Supplemental financial information may be found in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

Financial Highlights, 3

THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except share data) (unaudited)

							% Change 9/30/05 vs.

	9/30/05		(Restated) 6/30/05		(Restated) 9/30/04		(Annualized) 6/30/05	9/30/04

CREDIT QUALITY
Nonaccrual loans - commercial (1)	$27,480		$34,616		$51,881			(47.0)%
Nonaccrual loans - consumer	2,929		3,323		2,239			30.8
Nonaccrual loans - mortgage	3,299		4,518		3,594			(8.2)
Restructured loans	—		—		—			—

Nonperforming loans	33,708		42,457		57,714			(41.6)
Foreclosed property (other real estate owned and personal property repossessions)	11,839		12,618		8,859			33.6

Nonperforming assets	45,547		55,075		66,573			(31.6)

Nonperforming loans as a% of loans held for investment	0.36%		0.47%		0.72%
Nonperforming assets as a% of loans held for investment and foreclosed property	0.49		0.61		0.83
Allowance for loan losses as a% of loans HFI	1.16		1.18		1.21
Allowance for loan losses to nonperforming loans	3.19	x	2.49	x	1.67	x
Impaired loans (1)	$20,674		$28,266		$51,881			(60.2)
Specific allowance for impaired loans	4,238		4,956		15,001			(71.7)
Loans past due 90 days or more (mortgage and consumer with interest accruing)	1,598		2,035		2,374			(32.7)
Net loan charge-offs:
Three months ended	7,024		6,823		9,715			(27.7)
Year to date	23,038		16,013		21,303
Average loans held for investment:
Three months ended	9,093,257		8,679,316		7,602,063
Year to date	8,681,649		8,472,434		6,523,832
Net loan charge-offs as a% of average loans held for investment (annualized):
Three months ended	0.31%		0.32%		0.51%
Year to date	0.35		0.38		0.44
CAPITAL RATIOS
Total risk-based capital	10.44		10.68		11.20
Tier 1 risk-based capital	8.88		9.07		9.48
Leverage ratio	7.21		7.12		7.48
Tangible equity to tangible assets	5.72		5.81		5.89
SHARE DATA
Book value per common share	$20.21		$20.41		$19.44		(3.9)%	4.0%
Tangible book value per common share	10.92		11.08		10.83		(5.7)	0.8
Shares outstanding	74,574,907		74,348,330		70,894,247		1.2	5.2
STOCK PERFORMANCE
Market price per share of common stock	$26.84		$28.42		$28.20		(22.1)%	(4.8)%
Indicated annual dividend	0.64		0.64		0.60		—	6.7
Dividend yield	2.38%		2.25%		2.13%
Price/book ratio	1.33	x	1.39	x	1.45	x
Market capitalization	$2,001,591		$2,112,980		$1,999,218		(20.9)	0.1
OPERATIONS DATA
Branch offices	171		167		153		9.5%	11.8%
ATMs	163		159		141		10.0	15.6
Employees (full-time equivalent)	2,573		2,554		2,324		3.0	10.7
Active internet banking customers	84,717		72,173		58,934		69.0	43.7

(1)	At September 30, 2005 and June 30, 2005, these credit quality indicators (nonaccrual loans - commercial and impaired loans) included $1.9 million and $5.5 million, respectively, in restructured loans.

Financial Highlights, 4

THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

(dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 9/30/05 vs.

	9/30/05	(Restated) 6/30/05	(Restated) 9/30/04	(Annualized) 6/30/05	9/30/04

INCOME STATEMENT
Interest income (tax-equivalent)	$196,336	$186,298	$148,371	21.4%	32.3%
Interest expense	90,812	81,701	54,053	44.2	68.0

Net interest income (tax-equivalent)	105,524	104,597	94,318	3.5	11.9
Less: tax-equivalent adjustment	1,601	1,397	1,153	57.9	38.9

Net interest income	103,923	103,200	93,165	2.8	11.5
Provision for loan losses	8,853	9,944	9,440	(43.5)	(6.2)

Net interest income after provision for loan losses	95,070	93,256	83,725	7.7	13.6

NONINTEREST INCOME:
Customer fee income	15,112	12,751	11,736	73.5	28.8
Wealth management income	6,150	4,827	3,809	108.7	61.5
Mortgage banking income	2,087	2,140	1,514	(9.8)	37.8
Bank-owned life insurance	2,835	2,759	2,869	10.9	(1.2)
Merchant processing income	2,864	2,713	2,528	22.1	13.3
Gain (loss) on trading and certain derivative activities	403	(1,032)	1,150	551.7	(65.0)
Net cash settlement of CD swap derivatives	2,560	3,653	6,593	(118.7)	(61.2)
Other	1,618	1,355	166	77.0	874.7

Operating noninterest income (noninterest income, excluding non-operating items)	33,629	29,166	30,365	60.7	10.7

Change in fair value of CD swap derivatives	(14,027)	17,784	13,340	n/m	n/m
(Loss) gain on sale of available for sale securities	(1,032)	(1,503)	678	n/m	n/m
Gain (loss) on equity investments	254	650	(367)	n/m	n/m

Non-operating noninterest income (loss)	(14,805)	16,931	13,651	n/m	n/m

Total noninterest income	18,824	46,097	44,016	(234.7)	(57.2)

NONINTEREST EXPENSES:
Personnel expense	39,879	35,681	31,984	46.7	24.7
Occupancy	7,387	6,823	5,841	32.8	26.5
Furniture and equipment	5,779	6,023	5,670	(16.1)	1.9
Professional services	6,125	5,135	3,779	76.5	62.1
Merchant processing expense	2,327	2,211	1,984	20.8	17.3
Telecommunications	1,533	1,384	1,237	42.7	23.9
Amortization of intangibles	2,337	2,140	1,839	36.5	27.1
Other	14,081	13,824	11,863	7.4	18.7

Operating noninterest expenses (noninterest expenses, excluding non-operating items)	79,448	73,221	64,197	33.7	23.8

Employment contract payments	144	222	174	n/m	n/m
Merger-related costs	981	2,194	5,487	n/m	n/m
Impairment from write-down of assets	—	917	—	n/m	n/m
Loss on early extinguishment of debt	462	2,981	—	n/m	n/m

Non-operating noninterest expenses	1,587	6,314	5,661	n/m	n/m

Total noninterest expenses	81,035	79,535	69,858	7.5	16.0

Income before income taxes and discontinued operations	32,859	59,818	57,883	(178.8)	(43.2)
Income tax expense	9,858	19,441	17,365	(195.6)	(43.2)
Discontinued operations, net of income tax	—	—	(165)	n/m	n/m

Net income	$23,001	$40,377	$40,353	(170.7)%	(43.0)%

SHARE DATA:
Net income per common share, basic	$0.31	$0.55	$0.59	(173.1)%	(47.5)%
Net income per common share, diluted	0.30	0.54	0.57	(176.3)	(47.4)
Cash dividends declared per common share	0.16	0.16	0.15	—	6.7
Average common shares outstanding, basic	74,272,867	73,083,009	68,635,847	6.5	8.2
Average common shares outstanding, diluted	75,414,866	74,421,103	70,342,922	5.3	7.2

Financial Highlights, 5

THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except share data) (unaudited)

	Nine Months Ended

	9/30/05	(Restated) 9/30/04	% Change

INCOME STATEMENT
Interest income (tax-equivalent)	$554,209	$385,319	43.8%
Interest expense	243,574	139,200	75.0

Net interest income (tax-equivalent)	310,635	246,119	26.2
Less: tax-equivalent adjustment	4,324	3,126	38.3

Net interest income	306,311	242,993	26.1
Provision for loan losses	29,759	24,158	23.2

Net interest income after provision for loan losses	276,552	218,835	26.4

NONINTEREST INCOME:
Customer fee income	38,786	31,828	21.9
Wealth management income	15,118	11,399	32.6
Mortgage banking income	5,714	4,694	21.7
Bank-owned life insurance	8,355	8,617	(3.0)
Merchant processing income	7,615	6,972	9.2
Gain on trading and certain derivative activities	275	2,133	(87.1)
Net cash settlement of CD swap derivatives	10,926	19,170	(43.0)
Other	4,517	1,418	218.5

Operating noninterest income (noninterest income, excluding non-operating items)	91,306	86,231	5.9

Change in fair value of CD swap derivatives	(11,432)	1,285	n/m
(Loss) gain on sale of available for sale securities	(2,301)	6,499	n/m
Gain on equity investments	2,615	3,456	n/m
Gain on disposition of assets and liabilities	—	2,350	n/m

Non-operating noninterest income (loss)	(11,118)	13,590	n/m

Total noninterest income	80,188	99,821	(19.7)

NONINTEREST EXPENSES:
Personnel expense	109,198	84,768	28.8
Occupancy	20,309	16,098	26.2
Furniture and equipment	17,335	15,175	14.2
Professional services	15,696	10,261	53.0
Merchant processing expense	6,170	5,453	13.1
Telecommunications	4,243	3,488	21.6
Amortization of intangibles	6,283	4,229	48.6
Other	40,422	31,267	29.3

Operating noninterest expenses (noninterest expenses, excluding non-operating items)	219,656	170,739	28.7

Employment contract payments	329	115	n/m
Merger-related costs	3,480	6,239	n/m
Impairment (recovery) from write-down of assets	917	(277)	n/m
Charitable contribution to foundation	683	—	n/m
Conservation grant of land	—	3,350	n/m
Loss on early extinguishment of debt	2,015	1,429	n/m

Non-operating noninterest expenses	7,424	10,856	n/m

Total noninterest expenses	227,080	181,595	25.0

Income before income taxes and discontinued operations	129,660	137,061	(5.4)
Income tax expense	41,504	42,101	(1.4)
Discontinued operations, net of income tax	(396)	(165)	n/m

Net income	$87,760	$94,795	(7.4)%

SHARE DATA:
Net income per common share, basic	$1.20	$1.52	(21.1)%
Net income per common share, diluted	1.18	1.48	(20.3)
Cash dividends declared per common share	0.48	0.45	6.7
Average common shares outstanding, basic	72,921,265	62,470,768	16.7
Average common shares outstanding, diluted	74,294,427	64,019,889	16.0

Financial Highlights, 6

THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except share data) (unaudited)

				% Change 9/30/05 vs.

	9/30/05	(Restated) 6/30/05	(Restated) 9/30/04	(Annualized) 6/30/05	9/30/04

BALANCE SHEET (Period End)
Cash and due from banks	$264,979	$269,996	$210,125	(7.4)%	26.1%
Interest-bearing bank balances	14,165	21,643	850	(137.1)	1,566.5
Securities	4,033,597	4,325,967	4,308,485	(26.8)	(6.4)
Loans held for sale	59,135	41,427	21,933	169.6	169.6
Loans held for investment	9,293,031	8,966,337	7,984,824	14.5	16.4
Allowance for loan losses	(107,381)	(105,552)	(96,318)	6.9	11.5

Net loans	9,244,785	8,902,212	7,910,439	15.3	16.9

Premises and equipment, net	186,970	183,189	163,428	8.2	14.4
Intangible assets	692,796	693,541	610,347	(0.4)	13.5
Other assets	498,214	480,871	444,410	14.3	12.1

Total assets	$14,935,506	$14,877,419	$13,648,084	1.5%	9.4%

Noninterest-bearing deposits	$1,508,370	$1,466,803	$1,222,467	11.2%	23.4%
Interest-bearing deposits	7,617,649	7,406,999	6,590,443	11.3	15.6

Total deposits	9,126,019	8,873,802	7,812,910	11.3	16.8
Federal funds purchased and repurchase agreements	1,336,114	1,328,931	1,753,660	2.1	(23.8)
Other short-term borrowings	44,649	113,798	51,648	(241.1)	(13.6)
Long-term debt	2,737,993	2,891,308	2,534,850	(21.0)	8.0
Other liabilities	183,555	152,071	117,148	82.1	56.7

Total liabilities	13,428,330	13,359,910	12,270,216	2.0	9.4
Shareholders’ equity	1,507,176	1,517,509	1,377,868	(2.7)	9.4

Total liabilities and shareholders’ equity	$14,935,506	$14,877,419	$13,648,084	1.5%	9.4%

BALANCE SHEET (Averages)
(Averages - Three Months Ended)
Total assets	$14,934,984	$14,891,514	$13,161,765	1.2%	13.5%
Intangible assets	(691,881)	(656,066)	(551,625)	21.7	25.4

Tangible assets	14,243,103	14,235,448	12,610,140	0.2	12.9

Loans	9,138,137	8,706,276	7,617,721	19.7	20.0
Securities (excludes unrealized gains (losses) on available for sale securities)	4,290,472	4,731,121	4,313,121	(37.0)	(0.5)
Total earning assets	13,462,755	13,460,095	11,963,843	0.1	12.5
Interest-bearing liabilities	11,831,885	11,930,933	10,609,968	(3.3)	11.5
Total deposits	8,917,737	8,460,833	7,680,268	21.4	16.1
Shareholders’ equity	1,509,723	1,452,530	1,282,687	15.6	17.7
Intangible assets	(691,881)	(656,066)	(551,625)	21.7	25.4

Tangible equity	817,842	796,464	731,062	10.6	11.9

(Averages - Year to Date)
Total assets	$14,708,357	$14,593,166	$11,696,619	3.1%	25.7%
Intangible assets	(653,250)	(633,615)	(418,889)	12.3	55.9

Tangible assets	14,055,107	13,959,551	11,277,730	2.7	24.6

Loans	8,712,435	8,496,056	6,543,119	10.1	33.2
Securities (excludes unrealized gains (losses) on available for sale securities)	4,537,052	4,662,386	4,096,363	(10.7)	10.8
Total earning assets	13,278,459	13,184,784	10,658,607	2.8	24.6
Interest-bearing liabilities	11,766,439	11,733,176	9,518,752	1.1	23.6
Total deposits	8,452,470	8,215,982	6,603,065	11.4	28.0
Shareholders’ equity	1,453,390	1,424,757	1,090,549	8.0	33.3
Intangible assets	(653,250)	(633,615)	(418,889)	12.3	55.9

Tangible equity	800,140	791,142	671,660	4.5	19.1

Financial Highlights, 7

THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - APPENDIX A
Summary of Financial Results as Restated for Accounting Treatment of Derivatives
(dollars in thousands)(unaudited)

	Second Quarter 2005

	As Originally Reported	Change Increase/ (Decrease)	As Restated

INCOME STATEMENT
Interest income (tax-equivalent)	$186,298	$—	$186,298
Interest expense*	78,048	3,653	81,701

Net interest income (tax equivalent)	108,250	(3,653)	104,597
Less: tax equivalent adjustment	1,397	—	1,397

Net interest income	106,853	(3,653)	103,200
Provision for loan losses	9,944	—	9,944

Net interest income after provision for loan losses	96,909	(3,653)	93,256

Noninterest income:
Other operating noninterest income	25,513	—	25,513
Net cash settlement of CD swap derivatives*	—	3,653	3,653

Operating noninterest income	25,513	3,653	29,166
Change in fair value of CD swap derivatives*	—	17,784	17,784
Other nonoperating noninterest income	(853)	—	(853)

Total noninterest income	24,660	21,437	46,097
Noninterest expenses	79,535	—	79,535

Income before income taxes	42,034	17,784	59,818
Income tax expense*	13,661	5,780	19,441

Net Income	$28,373	$12,004	$40,377

Diluted Earnings Per Share:
GAAP	$0.38	$0.16	$0.54
Operating	$0.45	$—	$0.45

	First Quarter 2005

	As Originally Reported	Change Increase/ (Decrease)	As Restated

INCOME STATEMENT
(which are consistent with the originally reported numbers).	$171,575	$—	$171,575
Interest expense*	66,348	4,713	71,061

Net interest income (tax equivalent)	105,227	(4,713)	100,514
Less: tax equivalent adjustment	1,326	—	1,326

Net interest income	103,901	(4,713)	99,188
Provision for loan losses	10,962	—	10,962

Net interest income after provision for loan losses	92,939	(4,713)	88,226

Noninterest income:
Other operating noninterest income	23,798	—	23,798
Net cash settlement of CD swap derivatives*	—	4,713	4,713

Operating noninterest income	23,798	4,713	28,511
Change in fair value of CD swap derivatives*	—	(15,189)	(15,189)
Other nonoperating noninterest income	1,945	—	1,945

Total noninterest income	25,743	(10,476)	15,267

Noninterest expenses	66,510	—	66,510

Income before income taxes	52,172	(15,189)	36,983
Income tax expense*	17,217	(5,012)	12,205
Discontinued operations, net of income tax	(396)	—	(396)
Net Income	$34,559	$(10,177)	$24,382

Diluted Earnings Per Share:
GAAP	$0.47	$(0.14)	$0.33
Operating	$0.46	$—	$0.46

* Changed items

Appendix A, 1

THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - APPENDIX A
Summary of Financial Results as Restated for Accounting Treatment of Derivatives
(dollars in thousands)(unaudited)

	3rd Quarter 2005	2nd Quarter 2005 (Restated)	3rd Quarter 2004 (Restated)

Impact on Operating Ratios, Excluding Reclassification for CD Swaps (1)
NET INTEREST MARGIN
Net interest income (tax equivalent), excluding reclassification for CD swaps	$108,084	$108,250	$100,911
Less: Net cash settlement of CD swap derivatives	(2,560)	(3,653)	(6,593)

Net interest income (tax equivalent)	$105,524	$104,597	$94,318

Net interest margin, excluding reclassification for CD swaps(2)	3.19%	3.23%	3.36%
Net interest margin	3.11%	3.12%	3.14%
OPERATING NONINTEREST INCOME
Operating noninterest income, excluding reclassification for CD swaps	$31,069	$25,513	$23,772
Add: Net cash settlement of CD swap derivatives	2,560	3,653	6,593

Operating noninterest income	$33,629	$29,166	$30,365

Total operating revenue, excluding reclassification for CD swaps	139,153	133,763	124,683
Total operating revenue	139,153	133,763	124,683
Operating noninterest income as a % of total operating revenue, excluding reclassification for CD swaps	22.33%	19.07%	19.07%
Operating noninterest income as a % of total operating revenue	24.17%	21.80%	24.35%

(1)  These operating performance ratios changed due to the reclassification of Net Cash Settlement of CD Swap Derivatives from net interest income (tax-equivalent) to operating noninterest income.  With the redesignation of the CD swap derivatives as hedges effective October 2005, TSFG expects accounting classifications to reflect those originally reported before the numbers were restated. Accordingly,TSFG has presented these ratios to present comparable ratios with the accounting classifications effective October 2005 (which are consistent with the originally reported numbers).

(2) Calculated as net interest income, excluding reclassification for CD swaps as a% of average earning assets (annualized).

Appendix A, 2

THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - APPENDIX A
Summary of Financial Results as Restated for Accounting Treatment of Derivatives
(dollars in thousands)(unaudited)

	Nine Months Ended

	9/30/05	(Restated) 9/30/04

Impact on Operating Ratios, Excluding Reclassification for CD Swaps (1)
NET INTEREST MARGIN
Net interest income (tax equivalent), excluding reclassification for CD swaps	$321,561	$265,289
Less: Net cash settlement of CD swap derivatives	(10,926)	(19,170)

Net interest income (tax equivalent)	$310,635	$246,119

Net interest margin, excluding reclassification for CD swaps (2)	3.24%	3.32%
Net interest margin	3.13%	3.08%
OPERATING NONINTEREST INCOME
Operating noninterest income, excluding reclassification for CD swaps	$80,380	$67,061
Add: Net cash settlement of CD swap derivatives	10,926	19,170

Operating noninterest income	$91,306	$86,231

Total operating revenue, excluding reclassification for CD swaps	401,941	332,350
Total operating revenue	401,941	332,350
Operating noninterest income as a % of total operating revenue, excluding reclassification for CD swaps	20.00%	20.18%
Operating noninterest income as a % of total operating revenue	22.72%	25.95%

(1)  These operating performance ratios changed due to the reclassification of Net Cash Settlement of CD Swap Derivatives from net interest income (tax-equivalent) to operating noninterest income.  With the redesignation of the CD swap derivatives as hedges effective October 2005, TSFG expects accounting classifications to reflect those originally reported before the numbers were restated. Accordingly,TSFG has presented these ratios to present comparable ratios with the accounting classifications effective October 2005 (which are consistent with the originally reported numbers).

(2) Calculated as net interest income, excluding reclassification for CD swaps as a% of average earning assets (annualized).

Appendix A, 3

THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - APPENDIX A
Summary of Financial Results as Restated for Accounting Treatment of Derivatives
(dollars in thousands) (unaudited)

	Three Months Ended

	9/30/05, excluding the reclassification for CD Swaps			9/30/05

	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate

Assets
Earning assets
Loans (1)	$9,138,137	$149,788	6.50%	$9,138,137	$149,788	6.50%
Investment securities (taxable) (2)	3,883,705	41,657	4.26	3,883,705	41,657	4.26
Investment securities (nontaxable) (3)	406,767	4,574	4.46	406,767	4,574	4.46
Federal funds sold and interest-bearing bank balances	34,146	317	3.68	34,146	317	3.68

Total earning assets	13,462,755	196,336	5.79	13,462,755	196,336	5.79

Non-earning assets	1,472,229			1,472,229

Total assets	$14,934,984			$14,934,984

Liabilities and Shareholders’ Equity
Liabilities
Interest-bearing liabilities
Interest-bearing deposits
Interest checking	$979,487	$2,533	1.03	$979,487	$2,533	1.03
Savings	193,518	151	0.31	193,518	151	0.31
Money market	2,690,104	16,819	2.48	2,690,104	16,819	2.48
Time deposits, excluding brokered deposits	2,254,868	17,863	3.14	2,254,868	17,863	3.14

Total interest-bearing customer deposits (4)	6,117,977	37,366	2.42	6,117,977	37,366	2.42
Brokered deposits	1,353,364	11,958	3.51	1,353,364	14,518	4.26

Total interest-bearing deposits	7,471,341	49,324	2.62	7,471,341	51,884	2.76
Borrowings	4,360,544	38,928	3.54	4,360,544	38,928	3.54

Total interest-bearing liabilities	11,831,885	88,252	2.96	11,831,885	90,812	3.05

Noninterest-bearing liabilities
Noninterest-bearing deposits	1,446,396			1,446,396
Other noninterest liabilities	146,980			146,980

Total liabilities	13,425,261			13,425,261
Shareholders’ equity	1,509,723			1,509,723

Total liabilities and shareholders’ equity	$14,934,984			$14,934,984

Net interest margin (tax-equivalent)		$108,084	3.19%		$105,524	3.11%
Less: tax-equivalent adjustment (3)		1,601			1,601

Net interest income		$106,483			$103,923

Total cost of customer deposits (5)	7,564,373	37,366	1.96	7,564,373	37,366	1.96
Total cost of wholesale borrowings (6)	5,713,908	50,886	3.53	5,713,908	53,446	3.71

(1)	Nonaccrual loans are included in average balances for yield computations.

(2)	The average balances for investment securities exclude the unrealized gain or loss recorded for available for sale securities.

(3)	The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.

(4)	Interest bearing customer deposits include total deposits less brokered deposits and noninterest-bearing deposits.

(5)	Customer deposits include total deposits less brokered deposits.

(6)	Wholesale borrowings include borrowings and brokered deposits.

Note: Average balances are derived from daily balances.

Appendix A, 4